As filed with the Securities and Exchange Commission on August 11, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Ares Management Corporation
(Exact name of Registrant as specified in its charter)

Delaware	80-0962035
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067
(Address, including zip Code, of Principal Executive Offices)

Ares Management Corporation Third Amended & Restated 2014 Equity Incentive Plan
(Full title of the plan)
Naseem Sagati Aghili
c/o Ares Management Corporation
2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067
(310) 201-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Philippa M. Bond, P.C.
H. Thomas Felix
Kirkland & Ellis LLP
2049 Century Park East, 37th Floor, Los Angeles, California 90067
Tel (310) 552-4200
Fax (310) 552-5900
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐	Non-Accelerated Filer	☐	Smaller Reporting Company	☐	Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 8,403,570 shares of Class A common stock, par value $0.01 per share (the “Common Shares”) of Ares Management Corporation (the “Company”) reserved for issuance under the Ares Management Corporation Third Amended & Restated 2014 Equity Incentive Plan (the “Plan”). These additional Common Shares are additional securities of the same class as other securities for which an original registration statement (File No. 333-195627) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2014, an additional registration statement (File No. 333-202901) was filed with the Commission on March 20, 2015, an additional registration statement (File No. 333-218063) was filed with the Commission on May 17, 2017, an additional registration statement (File No. 333-225271) was filed with the Commission on May 30, 2018, a post-effective amendment to a registration statement (File No. 333-225271) was filed with the Commission on November 26, 2018, an additional registration statement (File No. 333-233394) was filed with the Commission on August 21, 2019, an additional registration statement (File No. 333-246350) was filed with the Commission on August 14, 2020 and an additional registration statement (File No. 333-258777) was filed with the Commission on August 13, 2021. These additional Common Shares have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of shares subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K (File No. 001-36429) for the fiscal year ended December 31, 2021, filed on February 28, 2022.

(b) The Company’s Quarterly Report on Form 10-Q (File No. 001-36429) for the quarterly period ended March 31, 2022, filed on May 9, 2022 and the Company’s Quarterly Report on Form 10-Q (File No. 001-36429) for the quarterly period ended June 30, 2022, filed on August 5, 2022.

(c) The portions of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-36429) filed with the Commission on April 29, 2022 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(d) Item 5.02 of the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on January 5, 2022; the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on January 13, 2022; the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on January 21, 2022; the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on March 11, 2022; the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on April 6, 2022; the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on May 12, 2022; the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on June 10, 2022; and the Company’s Current Report on Form 8-K (File No. 001-36429) filed with the Commission on June 16, 2022.

(e) The description of the Common Shares, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K (File No. 001-36429) for the fiscal year ended December 31, 2021, filed on February 28, 2022.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Shares will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. An investment vehicle comprised of certain partners of Kirkland & Ellis LLP and their related persons owns interests representing less than 1% of the capital commitments of funds affiliated with the Company.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Document
4.1
Restated Certificate of Incorporation of Ares Management Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (File No. 001-36429) filed with the SEC on May 9, 2022).

4.2	Bylaws of Ares Management Corporation (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the SEC on November 15, 2018).
5.1*	Opinion of Kirkland & Ellis LLP
10.1
Third Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form 10-Q (File No. 001-36429) filed with the SEC on May 6, 2021).

10.2
Form of Restricted Unit Agreement under the Second Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 POS (File No. 333-225271) filed with the SEC on November 26, 2018).

10.3
Form of Deferred Restricted Unit Agreement under the Second Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-8 POS (File No. 333-225271) filed with the SEC on November 26, 2018).

10.4
Form of Director Restricted Unit Agreement under the Second Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-8 POS (File No. 333-225271) filed with the SEC on November 26, 2018).

10.5
Form of Option Agreement under the Second Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 001-36429) filed with the SEC on February 26, 2019).

10.6
Form of Phantom Unit Agreement under the Second Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 001-36429) filed with the SEC on February 26, 2019).

10.7
Form of Executive Officer Time-Based Restricted Unit Agreement under the Second Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-36429) filed with the SEC on February 25, 2021).

10.8
Form of Executive Officer Performance-Based Restricted Unit Agreement under the Second Amended & Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-36429) filed with the SEC on February 25, 2021).

23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature pages to this Registration Statement)
107*	Filing Fees

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on August 11, 2022.

ARES MANAGEMENT CORPORATION

By:	/s/ Jarrod Phillips
Name:	Jarrod Phillips
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Naseem Sagati Aghili, Jarrod Phillips and Michael J Arougheti, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Antony P. Ressler	Executive Chairman & Co-Founder	August 11, 2022
Antony P. Ressler

By:	/s/ Jarrod Phillips	Chief Financial Officer	August 11, 2022
Jarrod Phillips

By:	/s/ Michael J Arougheti	Director, Co-Founder, Chief Executive Officer & President	August 11, 2022
Michael J Arougheti

By:	/s/ David B. Kaplan	Director, Co-Founder & Co-Chairman of Private Equity Group	August 11, 2022
David B. Kaplan

By:	/s/ Bennett Rosenthal	Director, Co-Founder & Co-Chairman of Private Equity Group	August 11, 2022
Bennett Rosenthal

By:	/s/ R. Kipp deVeer	Director & Head of Credit Group	August 11, 2022
R. Kipp deVeer

By:	/s/ Antoinette Bush	Director	August 11, 2022
Antoinette Bush

By:	/s/ Paul G. Joubert	Director	August 11, 2022
Paul G. Joubert

By:	/s/ Michael Lynton	Director	August 11, 2022
Michael Lynton

By:	/s/ Dr. Judy D. Olian	Director	August 11, 2022
Dr. Judy D. Olian

By:	/s/ Eileen Naughton	Director	August 11, 2022
Eileen Naughton